Exhibit 10.23

Vodafone Group Plc

RULES OF THE VODAFONE GLOBAL INCENTIVE PLAN

Shareholders’ Approval:	26 July 2005

Directors’ Adoption:	8 November 2005

Expiry Date:	25 July 2015

HMRC reference	X23006/EJM

Including amendments to 25 January 2009

Linklaters

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London EC2Y 8HQ

Telephone (44-20) 7456 2000

Facsimile (44-20) 7456 2222

Ref 01/145/G Rowlands-Hempel

Table of Contents

Contents		Page
1	Introduction	1

2	Definitions	1

3	Granting Awards	4

4	Terms of Awards to be set by Grantor	5

5	Form of Awards	6

6	No transfer of Awards	7

7	Limits on the use of newly issued shares and treasury shares	7

8	Normal Vesting of Awards	8

9	Termination of Employment before Vesting Date and death	8

10	Takeovers and restructurings	11

11	Exchange of Awards	13

12	Tax	14

13	General	14

14	Changing the Plan and termination	17

15	Governing law and jurisdiction	18

16	Special terms for Forfeitable Shares	18

17	Special terms for Options	20

18	Special terms for Conditional Awards	23

19	Special provisions for Directors	24

i

1	Introduction

This Plan is intended to give Members of the Group flexibility to grant to eligible employees a number of different types of awards – which would normally be granted under different plans – under one consistent set of rules.

An Award under the Plan can take the form of:

•	Forfeitable Shares – which are Shares transferred to the Participant at the time of Award, on the basis that they must be given back if the Award lapses.

•	a Nil-cost Option – which is a right to buy Shares on Vesting for nothing or a nominal amount.

•

a Market Value Option – which is a right to buy Shares at a price set by reference to the market value of the Shares at the time of Award. Because the value of these options depends on growth in the share price, these can be exercised for longer than Nil-Cost Options.

•	a Conditional Award – which is a right to be given Shares on Vesting.

Grant and vesting of all types of Award work in similar ways but there are some differences in the mechanics of how they are granted and what happens after they Vest. These are set out in the separate sections for each type of Award.

Rule 19 sets out special provisions which apply to Directors of the Company.

The schedules allow for grants of particular types of Awards in a way which attracts favourable tax treatment or complies with special rules in various countries.

This introduction does not form part of the rules.

2	Definitions

In these rules:

“Acquiring Company” means a person who obtains or has Control of the Company following a transaction of the sort described in rule 10 or, if no person then has Control of the Company, the Company;

“Award” means a Conditional Award, an award of Forfeitable Shares or an Option;

“Award Date” means the date which the Committee set for the grant of an Award;

“Business Day” means a day on which the London Stock Exchange (or, if relevant and if the Committee determine, any stock exchange nominated by the Committee on which the Shares are traded) is open for the transaction of business;

“Committee” means, subject to rule 10.4, the remuneration committee of the board of directors of the Company or any other committee or other body to whom the board of directors delegates some or all of their functions under these rules;

“Company” means Vodafone Group Plc;

“Conditional Award” means a conditional right to acquire Shares granted under the Plan;

“Control” has the meaning given to it by Section 840 of the Income and Corporation Taxes Act 1988;

“Dealing Restrictions” means restrictions imposed by statute, order, regulation or Government directive, or by the Model Code or any code adopted by the Company based on the Model Code;

“Director” means any director of the Company, any member of the Group Executive Committee and, any other person designated, from time to time, by the Committee;

“Expected Value” means the value of an Award on the Award Date using a valuation methodology determined by the Committee, which takes account of the sum of all various possible performance outcomes at Vesting and which reflects the probabilities of achieving different performance outcomes, rather than the maximum outcome only;

“Forfeitable Shares” means Shares held in the name of or for the benefit of a Participant subject to the Forfeitable Share Agreement;

“Forfeitable Share Agreement” means the agreement referred to in rule 16.1 (Forfeitable Share Agreement);

“Grantor” means the Company or any other Member of the Group which grants Awards under the Plan with the approval of the Committee;

“HMRC” means HM Revenue and Customs;

“ITEPA” means Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003;

“London Stock Exchange” means London Stock Exchange plc;

“JV Company” means any company or undertaking:

(a)	in the ordinary share capital of which the Company has an interest in shares of any class of at least five per cent in nominal value of the allotted shares of that class; and

(b)	which is not a Subsidiary; and

(c)	which is designated by the Committee as a JV Company (for some or all purposes under the Plan)

or any undertaking which is a subsidiary undertaking of such a company or undertaking.

For the purpose of this definition, “undertaking” shall have the meaning given to it by Section 259 of the Companies Act 1985 and, in this definition, that section shall apply to the references to “shares” and to “ordinary share capital” in the same way as it applies to references to “shares” in Part VII of that Act. “Subsidiary undertaking” shall have the meaning given to it by Section 258 of the Companies Act 1985.

“Market Value Option” means an Option the Option Price of which is sent by reference to the market value of a Share or an American Depository Share (ADS) on or around the Award Date;

“Member of the Group” means:

(a)	the Company; and

(b)	its Subsidiaries from time to time;

(c)	any JV Company and

(d)	any other company which is associated with the Company and is so designated by the Committee (for some or all purposes under the Plan);

“Model Code” means the UK Listing Authority Model Code for transactions in securities by directors, certain employees and persons connected with them;

“Option” means a right to acquire Shares granted under the Plan;

“Option Price” means the amount payable on the exercise of an Option;

“Participant” means a person holding an Award or his personal representatives;

“Performance Condition” means any performance condition imposed under rule 4.1 (Performance Conditions);

“Performance Period” means the period in respect of which a Performance Condition is to be satisfied;

“Plan” means these rules known as “The Vodafone Global Incentive Plan” as amended from time to time;

“Regulatory Information Service” means a service that is approved by the Financial Services Authority as meeting the Primary Information Provider criteria and is on the list of Regulatory Information Services maintained by the Financial Services Authority;

“Shares” means, subject to rules 11, 17.2 and 18.1, fully paid ordinary shares in the capital of the Company or American Depository Shares (ADS) representing those shares;

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985;

“Termination of Employment” means a Participant ceasing to be an employee of a Member of the Group. For these purposes a Participant will not be treated as ceasing to be an employee of a Member of the Group until he ceases to be a permanent employee or director of all Members of the Group or, if the Grantor so decides, he recommences permanent employment with or becomes a director of a Member of the Group within 14 calendar days;

“Vesting” means:

(a)	in relation to an Option, the Option becoming exercisable;

(b)	in relation to a Conditional Award, a Participant becoming entitled to have the Shares issued or transferred to him subject to these rules; and

(c)	in relation to an Award of Forfeitable Shares, the restrictions in the Forfeitable Share Agreement ceasing to have effect.

“Vesting Date” means the date set by the Grantor under rule 4.3.4 and, if not set by the Grantor, shall be the third anniversary of the Award Date.

3	Granting Awards

3.1	Eligibility

The Grantor may grant an Award to any employee (including an executive director) of any Member of the Group. However, unless the Committee decides otherwise, an Award may not be granted to an employee who, on the Award Date, has given or received notice of termination of employment, whether or not such termination is lawful.

3.2	Approval of Committee

Awards may only be granted by a Member of the Group (other than the Company) with the approval of the Committee.

3.3	Awards by reference to a Participant’s investment in Shares

The Grantor may decide that the number of Shares subject to an Award will be determined by reference to:

3.3.1	the number of Shares held by or on behalf of the Participant on any date or dates set by the Grantor; or

3.3.2	the number of Shares bought by or on behalf of the Participant within a period set by the Grantor; or

3.3.3	the gross equivalent of an amount invested by or on behalf of the Participant in Shares within a period set by the Grantor.

3.4	Timing of grant

Awards may not be granted at any time after 25 July 2015 and may only be granted within 42 calendar days starting on any of the following:

3.4.1	the date of the Company’s annual general meeting; or

3.4.2	the date of shareholder approval of the Plan or any amendment to it; or

3.4.3	the day after the announcement of the Company’s results through a Regulatory Information Service for any period; or

3.4.4	any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards; or

3.4.5	any day on which changes to the legislation or regulations affecting employee share plans are announced, effected or made; or

3.4.6	the lifting of Dealing Restrictions which prevented the granting of Awards during any period specified above.

Approved Options may not be granted under Schedule 1 before that Schedule has been approved by HMRC.

4	Terms of Awards to be set by Grantor

4.1	Performance Conditions

4.1.1	When granting an Award, the Grantor may make its Vesting conditional on the satisfaction of one or more conditions linked to the performance of the Company, as set by the Committee. A Performance Condition must (subject to rule 4.1.2) be objective and specified at the Award Date and may provide that an Award will lapse to the extent it is not satisfied. The purpose of the Performance Condition will be to ensure that the Vesting of Awards is subject to the satisfaction of demanding targets linked to the performance of the Company.

4.1.2	A Performance Condition may allow the Committee, having determined the extent to which any objective condition is satisfied, to decide, in its discretion, that the Award will not Vest or will Vest to a lesser extent than that to which the objective condition is satisfied. That decision need not be made on objective grounds.

4.1.3	In exceptional circumstances, the Grantor, with the approval of the Committee, may waive or change a Performance Condition in accordance with its terms or if anything happens which causes the Grantor and the Committee reasonably to consider it appropriate.

4.2	Other conditions

4.2.1	The Grantor, with the approval of the Committee, may set other conditions which are specified at the Award Date and may provide that an Award will lapse to the extent it is not satisfied.

4.2.2	In exceptional circumstances, the Grantor, with the approval of the Committee, may amend or waive these conditions if anything happens which causes the Committee reasonably to consider it appropriate.

4.3	Other terms to be set on grant

When granting an Award, the Grantor will specify:

4.3.1	whether the Award is:

(i)	an Award of Forfeitable Shares (see rule 16);

(ii)	a Nil-Cost Option (see rule 17);

(iii)	a Market Value Option (see rule 17);

(iv)	a Conditional Award (see rule 18);

(v)	or a combination of these;

4.3.2	subject to rules 7 and 19.2 the number of Shares subject to the Award;

4.3.3	the terms of any Performance Condition or other condition;

4.3.4	the Vesting Date;

4.3.5	whether the Participant is entitled to receive any cash or shares in respect of dividends under rule 17.4 (for Options) or 18.3 (for Conditional Awards);

4.3.6	the Award Date; and

4.3.7	in the case of an Option, the Option Price and the latest date on which the Option will lapse under rule 17.6.4;

4.3.8	which, if any, of the schedules to these rules will apply to the Award.

These terms will be set out in the deed referred to in rule 5.1.

5	Form of Awards

5.1	Award certificates

Awards will be granted by deed.

Each Participant will be informed of the terms of his Award (to the extent not set out in the Plan) as soon as practicable after the Award Date. This may be done by giving the Participant the deed referred to above (or a copy of it) or in such other manner (including by electronic means) as the Company may allow.

An Award of Forfeitable Shares will be subject to the Forfeitable Share Agreement. See rule 16 for more information on how Awards of Forfeitable Shares are granted.

5.2	No payment

A Participant is not required to pay for the grant of any Award.

5.3	Disclaimer of Award

Any Participant may disclaim all or part of his Award at any time within 90 calendar days after the Award Date by notice in writing to any person nominated by the Grantor. If this happens, the Award will be deemed never to have been granted under the Plan. A Participant is not required to pay for the disclaimer. A notice of disclaimer received on or after the 90th day after the Award Date shall have no effect.

6	No transfer of Awards

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. If he does, whether voluntarily or involuntarily, then it will immediately lapse. This rule 6 does not apply:

(a)	to the transmission of an Award on the death of a Participant to his personal representatives; or

(b)	to the transfer, assignment or other disposal of an Award, with the prior consent of the Committee, subject to any terms and conditions the Committee imposes.

7	Limits on the use of newly issued shares and treasury shares

7.1	10 % in 10 years limit

The number of Shares which may be allocated under the Plan on any day must not exceed 10 per cent of the ordinary share capital of the Company in issue immediately before that day, when added to:

7.1.1	the number of Shares which have been allocated under the Plan in the previous 10 years and

7.1.2	the number of Shares which have been allocated on an all-employee basis, under the Plan and any other employee share plan operated by the Company, in the previous 10 years.

7.2	5 % in 10 years limit

The number of Shares which may be allocated under the Plan on any day must not exceed 5 per cent of the ordinary share capital of the Company in issue immediately before that day, when added to the number of Shares which have been allocated, other than on an all-employee basis, under the Plan and any other employee share plan adopted by the Company, in the previous 10 years.

7.3	Exclusion

7.3.1	Where the right to acquire Shares is released or lapses, the Shares concerned are ignored when calculating the limits in this rule 7.

7.3.2	Shares allocated in connection with options, restricted shares, stock units or SARs granted under plans operated by AirTouch Communications, Inc prior to the merger between the Company and AirTouch Communications, Inc will be ignored when calculating the limits in this rule 7.

7.4	Definitions for this rule 7

7.4.1	For the purposes of this rule 7, Shares are “allocated” if they have been issued or may be issued for the purposes of satisfying an Award. For so long as the Committee considers that it is best practice to count treasury shares for the purposes of the limits in this rule 7, Shares are also “allocated” if they have been or may be transferred out of treasury for the purposes of satisfying Awards.

7.4.2	For the purposes of this rule 7, Shares are allocated on an “all-employee basis” if they are offered or allocated:

(i)	by a Member of the Group to all or substantially all employees of that or any other Member of the Group on similar terms; or

(ii)	under an all-employee share plan.

For these purposes, Shares may be allocated or offered on similar terms even though the terms on which they are offered or allocated may vary by reference to the employees’ remuneration, age, length of service or the country in which he works.

8	Normal Vesting of Awards

8.1	Time of vesting

Except where rules 9 or 10 apply, an Award shall Vest on the latest of the following:

8.1.1	the date on which the Committee has determined the extent to which any Performance Condition and other conditions if applicable, are satisfied;

8.1.2	the Vesting Date;

8.1.3	the date on which any Dealing Restriction which prevent Vesting on the dates specified above ceases to apply.

8.2	Determination of Performance Condition

As soon as reasonably practicable after the end of the Performance Period, the Committee will determine whether and to what extent any Performance Condition has been satisfied and how many Shares Vest for each Award.

8.3	Consequences of Vesting

The consequences of Vesting for each type of Award are set out:

8.3.1	for Forfeitable Shares, in rule 16.7;

8.3.2	for Options in rule 17.5;

8.3.3	for Conditional Awards in rule 18.4.

9	Termination of Employment before Vesting Date and death

9.1	General rule on Termination of Employment

Unless rule 9.2 applies, a Participant’s Award will lapse on Termination of Employment.

9.2	Termination of Employment in special circumstances

9.2.1	This rule 9.2.1 applies on Termination of Employment 90 calendar days or more after the Award Date by reason of:

(i)	redundancy, ill-health, injury or disability, as established to the satisfaction of the Company or the Participant’s employing company;

(ii)	death;

(iii)	the Participant’s employing company ceasing to be under the Control of the Company or a Member of the Group;

(iv)	a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Member of the Group;

(v)	retirement with the agreement of the Company or the Participant’s employing company[1];

(vi)	any other reason, if the Committee so decides in general or in any particular case.

9.2.2	Where rule 9.2.1 applies, a Participant’s Award will not lapse on Termination of Employment but will Vest on the date of Termination of Employment.

9.2.3

The number of Shares in respect of which the Award Vests under rule 9.2.2 shall be reduced in accordance with the following formula (provided that that number shall not exceed the number of Shares subject to the Award ):[2]

a	×	b
c

where:

a =	the number of Shares subject to the Award;

b =	the number of complete calendar months from the Award Date until the date of Termination of Employment;

[1]

This clause only applies to Awards granted after 29 January 2007. The clause applicable to Awards granted before that date reads “retirement in accordance with a Participant’s contract of employment or early retirement at age 60 or over with the agreement of the Company or the Participant’s employing company”.

[2]

This clause applies to Awards granted after 25 January 2009. For Awards granted before that date: b = the number of complete calendar months from the start of the Performance Period (or, if there is no Performance Condition, from the Award Date) until the date of Termination of Employment; c = the number of complete calendar months from the start of the Performance Period (or, if there is no Performance Condition, from the Award Date) until the end of the Performance Period (or, if there is no Performance Condition, the Vesting Date).

c =	the number of complete calendar months from the Award Date until the Vesting Date.

The Award shall immediately lapse as to the balance.

Unless the Committee decides otherwise, this rule 9.2.3 shall not apply to any Awards made on an all-employee basis (as defined in rule 7.4.2).

9.2.4	Where an Award which is subject to a Performance Condition Vests under rule 9.2.2, the Committee may decide that, in addition to the pro-rata reduction under that rule, it will only Vest to the extent that any Performance Condition is satisfied on the Termination of Employment. Where it does so, the Committee will determine the extent to which the Performance Condition has been satisfied in the manner specified in the Performance Condition or, if this is not specified in the Performance Condition, in such manner as it considers reasonable. The Award will immediately lapse to the extent that the Performance Condition is not satisfied.

However, if the Award Vests under this rule 9.2.4:

(i)	before the end of the financial year in which the Award is made, the Performance Condition will not be applied. Instead, the number of Shares in respect of which the Award Vests shall be determined in accordance with the formula in rule 9.2.3 but “a” in that formula will be 50% of the number of Shares subject to the Award; or

(ii)

after the end of the Performance Period but before the Vesting Date of On- cycle Awards related to that Performance Period[3], then the Award will not Vest on Termination of Employment but will Vest in accordance with rule 8.1, provided that, in respect of an Off-cycle Award, the reference in rule 8.1.2 to the “Vesting Date” shall be deemed to refer to the Vesting Date of On-cycle Awards granted in the same financial year as the relevant Off-cycle Award. For the purposes of this rule 9.2.4(ii), an “On-cycle Award” means an Award granted under the principal operation of the Plan in any particular financial year of the Company. Any other Award is an “Off-cycle Award.”

9.2.5	The Committee must exercise any discretion provided for in rules 9.2.1 to 9.2.4 within 90 calendar days after Termination of Employment and the Award will be deemed to have lapsed or Vested (as appropriate) on the date of Termination of Employment.

9.2.6	The Committee may determine that an Award will not Vest in accordance with 9.2.2 but will continue in effect and Vest or lapse in accordance with its terms (including any Performance Condition but not including this rule 9, (except in so far as it relates to death) and the number of Shares in respect of which it Vests will be reduced in the manner described in rule 9.2.3.

[3]

The words “but before the Vesting Date of On-cycle Awards related to that Performance Period” apply to Awards granted after 25 January 2009. For Awards granted before that date, the applicable wording was “but before the Committee has announced whether or not the Performance Conditions have been satisfied”.

9.3	Sale of Shares on Vesting of all-employee Awards

Unless the Committee decides otherwise, on the Vesting of an Award made on an all-employee basis (as defined in rule 7.4.2) under this rule 9, the Shares to which the Participant is entitled will be sold on his behalf and the proceeds remitted to the Participant as soon as practicable after the date of Termination of Employment.

10	Takeovers and restructurings

10.1	Takeover

10.1.1	Where a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares, an Award will Vest, subject to rule 10.1.3, on the date the person obtains Control but only to the extent that any Performance Condition has been satisfied. The Award will lapse as to the balance.

10.1.2	Where an Award vests under rule 10.1.1, the Committee will determine the extent to which any Performance Condition has been satisfied in the manner specified in the Performance Condition or, if this is not specified in the Performance Condition, in such manner as they consider reasonable. In addition, the Committee may decide that the extent to which an Award will Vest will be further reduced pro rata to reflect the acceleration of Vesting.

10.1.3	An Award will not Vest under rule 10.1.1 but will be exchanged under rule 11 (Exchange of Awards):

(i)	if a Participant accepts an offer to exchange his Award; or

(ii)	if the Committee, with the consent of the Acquiring Company, decides, before the person obtains Control, that the Awards will be automatically exchanged;

(iii)	if the shareholders of the Acquiring Company, immediately after it has obtained Control, are substantially the same as the shareholders of the Company before it obtained Control.

Rule 10.1.3(iii) will not apply if the Committee considers that there are exceptional circumstances.

10.2	Scheme of arrangement

10.2.1	If, under section 425 of the Companies Act 1985, a court sanctions a compromise or arrangement in connection with the acquisition of Shares, an Award will Vest on the date of court sanction but only to the extent that any Performance Condition has been satisfied. The Award will lapse as to the balance. This rule 10.2 also applies where there is an equivalent procedure under any non-UK legislation.

10.2.2	Where an Award vests under rule 10.2.1, the Committee will determine the extent to which any Performance Condition has been satisfied in the manner specified in the Performance Condition or, if this is not specified in the Performance Condition, in such manner as they consider reasonable. In addition, the Committee may decide that the number of Shares in respect of which the Award will Vest will be reduced pro rata to reflect the acceleration of Vesting.

10.2.3	An Award will not Vest under rule 10.2.1 but will be exchanged under rule 11 (Exchange of Awards):

(i)	if the Participant accepts an offer to exchange his Award; or

(ii)	if the Committee, with the consent of the Acquiring Company, decides before court sanction, that the Awards will be automatically exchanged;

(iii)	if the shareholders of the Acquiring Company, immediately after the effective date of the compromise, arrangement or procedure, are substantially the same as the shareholders of the Company before the effective date.

Rule 10.2.3(iii) will not apply if the Committee considers that there are exceptional circumstances.

10.3	Demerger or other corporate event

10.3.1	If the Committee becomes aware that the Company is or is expected to be affected by any demerger, distribution (other than an ordinary dividend) or other transaction not falling within rules 10.1 (Takeover), or 10.2 (Scheme of arrangement) which, in the opinion of the Committee, would affect the current or future value of any Award, the Committee may allow an Award to Vest but only to the extent that any Performance Condition has been satisfied and subject to any other conditions the Committee may decide to impose. The Award will lapse as to the balance.

10.3.2	Where an Award Vests under rule 10.3.1, the Directors will determine the extent to which any Performance Condition has been satisfied and the proportion of the Award which will Vest in the manner specified in the Performance Condition or, if this is not specified in the Performance Condition, in such manner as they consider reasonable. In addition, the Directors may decide that the number of Shares in respect of which the Award will Vest will be reduced pro rata to reflect the acceleration of Vesting.

10.3.3	The Company will notify any Participant who is affected by the Committee exercising their discretion under this rule 10.3.

10.4	Composition of the Committee for this rule 10

In this rule 10, the “Committee” means those people who were members of the remuneration committee of the Company immediately before the change of Control.

10.5	Overseas transfer

If a Participant is transferred to work in another country and, as a result of that transfer, he would:

10.5.1	suffer a tax disadvantage in relation to his Awards (this being shown to the satisfaction of the Committee); or

10.5.2	become subject to restrictions on his ability to deal with his Awards or to hold or deal in the Shares or the proceeds of the sale of the Shares acquired on vesting or exercise because of the security laws or exchange control laws of the country to which he is transferred then, if the Participant continues to hold an office or employment with a Member of the Group, the Committee may decide that the Awards will Vest on a date they choose before or after the transfer takes effect. The Award will Vest to the extent they permit and will not lapse as to the balance.

11	Exchange of Awards

11.1	Timing of exchange

If an Award is to be exchanged under rule 10 (Takeovers and restructuring) the exchange will take place as soon as practicable after the relevant event.

11.2	Terms of exchange

Where a Participant is granted a new award in exchange for an existing Award, the new Award:

11.2.1	must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company;

11.2.2	subject to the rest of this rule 11, will be governed by the same terms as applied to the existing Award immediately before exchange;

11.2.3	must be equivalent to the existing Award, subject to rule 11.2.5;

11.2.4	will be treated as having been acquired at the same time as the existing Award and, subject to rule 11.2.5, will Vest in the same manner and at the same time;

11.2.5	must either:

(i)	be subject to a Performance Condition which is, in the opinion of the Committee, equivalent to any Performance Condition applying to the existing Award; or

(ii)	not be subject to any Performance Condition but be in respect of the number of shares which is equivalent to the number of Shares comprised in the existing Award which would have Vested under rule 10.1, 10.2 or 10.3 (in which case, the Award will lapse as to the balance);

11.2.6	will be governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or the body corporate determined under rule 11.2.1.

12	Tax

12.1	Withholding of tax

The Company, the Grantor, any employing company or the trustee of any employee benefit trust may withhold such amount and make such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of an Award. These arrangements may include the sale of Shares on behalf of a Participant or a reduction in number of Shares to which the Participant would otherwise be entitled, unless, in either case, the Participant discharges the liability himself.

12.2	Elections to transfer social security liabilities

The Participant must, if required by the Grantor or the Company to do so, enter into any election to transfer the liability to employer social security contributions in respect of an Award. The Grantor shall not be required to issue or transfer any Shares or make any cash payment under the Plan until he does so.

13	General

13.1	Committee’s decisions final and binding

The decision of the Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan will be final and conclusive.

13.2	Documents sent to shareholders

The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares at or around the same time as issuing them to the holders of its Shares.

13.3	Regulations

The Committee can make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.

13.4	Terms of employment

13.4.1	For the purposes of this rule 13.4, “Employee” means any person who is or will be eligible to be a Participant or any other person.

13.4.2	This rule 13.4 applies:

(i)	whether the Company has full discretion in the operation of the Plan, or whether the Company could be regarded as being subject to any obligations in the operation of the Plan;

(ii)	during an Employee’s employment or employment relationship; and

(iii)	after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful.

13.4.3	Nothing in the rules or the operation of the Plan forms part of the contract of employment or employment relationship of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment or a continued employment relationship.

13.4.4	The grant of Awards on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year.

13.4.5	No Employee is entitled to participate in the Plan, or be considered for participation in it, at a particular level or at all. Participation in one operation of the Plan does not imply any right to participate, or to be considered for participation in any later operation of the Plan.

13.4.6	Without prejudice to an Employee’s right in respect of an Award subject to and in accordance with the express terms of the Plan and the Performance Condition, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the Award. Any and all discretions, decisions or omissions relating to the Award may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and his employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this rule 13.4.

13.4.7	No Employee has any right to compensation for any loss in relation to the Plan, including:

(i)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(ii)	any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)	the operation, suspension, termination or amendment of the Plan.

13.4.8	Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of its rules, including in particular this rule 13.4. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire shares subject to and in accordance with the express terms of the Plan and the Performance Condition, in consideration for, and as a condition of, the grant of an Award under the Plan.

13.4.9	Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

13.4.10	Each of the provisions of this rule 13.4 is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

13.5	Employee trust

Subject to rule 13.6, the Company and any Subsidiary of the Company may provide money to the trustee of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985.

13.6	Satisfying Awards to employees of JV Companies

Notwithstanding the terms of any Award or any other term of the Plan, no Award made to an employee of a JV Company shall be satisfied in any way which would involve the Company or any Subsidiary giving financial assistance (as defined in Chapter VI of Part V of the Companies Act 1985) directly or indirectly for the purpose of satisfying the Award, unless that financial assistance is permitted under UK legislation at that time.

13.7	Data protection

By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company or a Member of the Group for all purposes relating to the operation of the Plan. These include, but are not limited to:

13.7.1	administering and maintaining Participant records;

13.7.2	providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

13.7.3	providing information to future purchasers of the Company or the business in which the Participant works;

13.7.4	transferring information about the Participant to a country or territory outside the European Economic Area.

13.8	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Participant will be responsible for complying with any requirements he needs to fulfil in order to obtain or avoid the necessity for any such consent.

13.9	Articles of association

Any Shares acquired under the Plan are subject to the articles of association of the Company from time to time in force.

13.10	Rights attaching to Shares

Shares issued on Vesting or exercise of an Award will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred, including transferred out of treasury, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date.

13.11	Listing of Shares

If and so long as the Shares are listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as practicable.

13.12	Notices

13.12.1	Any notice or other document which has to be given to a person who is or will be eligible to be a Participant under or in connection with the Plan may be:

(i)	delivered or sent by post to him at his home address according to the records of his employing company or such other address as the Company or a Member of the Group considers appropriate; or

(ii)	sent by e-mail or fax to any e-mail address or fax number which according to the records of his employing company is used by him;

(iii)	given by any other electronic means (including the updating of a personalised web-page) allowed by the Company.

13.12.2	Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place as the Committee or duly appointed agent may from time to time decide and notify to Participants) or sent by e-mail or fax to any e-mail address or fax number notified to the Participant.

Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

14	Changing the Plan and termination

The Committee may amend the Plan by resolution. But no amendment which would be to the advantage of present or future Participants may be made without prior approval of the Company in general meeting to the provisions relating to eligibility, overall limits, maximum individual entitlement or the adjustment of Awards following a variation of share capital, except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or any Member of the Group or in accordance with rule 4.1.3 or 4.2.2.

The Committee may give written notice (by electronic means or otherwise) of any changes made to any Participant affected.

15	Governing law and jurisdiction

English law governs the Plan and all Awards and their construction. The English Courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

16	Special terms for Forfeitable Shares

16.1	Granting an Award of Forfeitable Shares

A Participant who is granted an Award of Forfeitable Shares must enter into an agreement with the Grantor that:

16.1.1	to the extent that the Award lapses under the Plan, the Shares will forfeited and he will immediately transfer his interest in the Shares to the Grantor or as the Grantor may direct, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Grantor; and

16.1.2	he will not transfer, assign or dispose of any Forfeitable Shares or any rights in respect of them before Vesting and if he does his Award will lapse except in the case of:

(i)	the transmission of his Forfeitable Shares on his death to his personal representatives; or

(ii)	the transfer, assignment or other disposal of his Forfeitable Shares, with the prior consent of the Committee, subject to any terms and conditions the Committee may impose.

The Participant must also sign any other documentation, including a power of attorney or blank stock transfer form, requested by the Grantor.

If he does not sign the Forfeitable Share Agreement or any other documents requested by the Grantor within a period specified by the Grantor, the Award will lapse at the end of that period.

16.2	Transfer of shares on Award

On or after the grant of an Award of Forfeitable Shares, the Grantor will procure that the relevant number of Shares are transferred to the Participant or to another person to be held for the benefit of the Participant under the terms of the Plan.

16.3	Tax elections

The Participant must enter into any elections in relation to Forfeitable Shares required by the Grantor or the Company, including elections under Part 7 of the Income Tax (Earnings and Pensions) Act 2003. If he does not do so within a period specified by the Grantor or the Company, the Award will lapse at the end of that period.

16.4	Retention of share certificates

The Grantor or the Company may retain the share certificates or other documents of title relating to any Forfeitable Shares until an Award of Forfeitable Shares Vests.

16.5	Voting and dividends

Except to the extent specified in the Forfeitable Share Agreement, the Participant will be entitled to vote (or instruct any person holding the Forfeitable Shares on his behalf how to vote) and to receive dividends and will have all other rights of a shareholder in respect of Forfeitable Shares where the record date for the right falls on or after the date on which the Forfeitable Shares are issued or transferred to him.

16.6	Variations in share capital, rights issues, demergers etc

If there is:

16.6.1	a variation in the equity share capital of the Company, including a capitalisation, sub-division, consolidation or reduction of share capital; or

16.6.2	a rights issue; or

16.6.3	a demerger (in whatever form) or exempt distribution by virtue of Section 213 of the Income and Corporation Taxes Act 1988; or

16.6.4	a special dividend or distribution,

the Participant will, subject to the Forfeitable Share Agreement, have the same rights as any other shareholder in respect of his Forfeitable Shares. Any shares, securities or rights allotted to a Participant as a result of such an event shall be:

16.6.5	treated as if they were awarded to the Participant under the Plan in the same way and at the same time as the Forfeitable Shares in respect of which the rights were conferred; and

16.6.6	subject to the rules of the Plan and the terms of the Forfeitable Share Agreement.

However, securities bought by a Participant pursuant to a rights issue will not be treated as described in rules 16.6.5 and 16.6.6 except to the extent they are bought using the proceeds of sale of rights under that rights issue.

16.7	Consequences of Vesting for Forfeitable Shares

To the extent that an Award of Forfeitable Shares Vests, the Forfeitable Share Agreement will cease to apply to the Shares. If the Shares are held by any person for the benefit of the Participant, that person may transfer the Shares to or to the order of the Participant.

16.8	Consequences of lapse for Forfeitable Shares

To the extent that an Award of Forfeitable Shares lapses, the Participant shall transfer his interest in the Shares as described in the Forfeitable Share Agreement.

17	Special terms for Options

17.1	Option Price

The Option Price of an Option shall be set by the Grantor at the date of Award and:

17.1.1	in the case of a Nil-Cost Option, may be zero or any other amount;

17.1.2	in the case of a Market Value Option over Shares, shall not be less than:

(i)	the closing middle market quotation of a Share (taken from the Daily Official List of the London Stock Exchange) on the Business Day immediately preceding the Award Date; or

(ii)	if the Committee so decides, the average of the closing middle market quotations of a Share (taken from the Daily Official List of the London Stock Exchange) over the 5 Business Days before the Award Date.

17.1.3	in the case of a Market Value Option over ADSs shall not be less than the closing price of an ADS on the New York Stock Exchange on or averaged over the period specified in rule 17.1.2; or

17.1.4	in the case of a Market Value Option which is intended to qualify for any favourable tax treatment, may be determined in accordance with any other formula related to the Market Value of a Share or an ADS which will enable the Option to qualify for that favourable tax treatment.

17.2	Variations in share capital, demergers and special distributions

If there is:

17.2.1	a variation in the equity share capital of the Company, including a capitalisation, sub-division, consolidation or reduction of share capital; or

17.2.2	a rights issue; or

17.2.3	a demerger (in whatever form) or exempt distribution by virtue of Section 213 of the Income and Corporation Taxes Act 1988; or

17.2.4	a special dividend or distribution;

the Committee may:

17.2.5	adjust the number of type of shares or securities comprised in an Option; and/or

17.2.6	adjust the Option Price; and/or

17.2.7	change of identity of the Company or Companies whose Shares are subject to the Option.

This may include retrospective adjustments.

The Option Price of a Market Value Option to subscribe for Shares may be adjusted to a price less than nominal value only if the Committee resolves to capitalise the reserves of the Company, subject to any necessary conditions. This capitalisation will be of an amount equal to the difference between the adjusted Option Price payable for the Shares to be issued on exercise and the nominal value of such Shares on the date of allotment of the Shares. If, at the time of exercise, the Committee does not resolve to capitalise the reserves of the Company for this purpose then the adjustment under this rule 17.2 will be deemed not to have taken place.

17.3	Voting and dividends

A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Option until the Shares are issued or transferred to the Participant.

17.4	Dividend equivalent

An Option may include the right (subject to rule 12 (Tax)) to receive cash or Shares (as determined by the Grantor) equal in value to the amount per Share of any dividend the record date for which falls between the Award Date and the date of exercise and multiplied by the number of Shares subject to the Option. These payments may be made:

17.4.1	to the extent only and as soon as practicable after the Option is exercised; or

17.4.2	as soon as practicable after the relevant dividend is paid.

Unless otherwise specified at the Award Date, the amount paid will be calculated on the basis of the amount paid to an individual shareholder who is resident and domiciled in the UK for all tax purposes.

17.5	Consequences of Vesting for Options

A Participant may exercise an Option, to the extent it has Vested, at any time after it has Vested.

17.6	Periods for exercise of Options

Subject to rule 17.7, an Option which has Vested will be exercisable:

17.6.1	where it has Vested as a result of the Participant ceasing to be an employee (see rule 9), for twelve months from the date of Termination of Employment;

17.6.2	where it has Vested as a result of the Participant’s death (see rule 9.2.1(ii)), for 12 months from his death;

17.6.3	where the Option has Vested under rule 10 (e.g. as a result of a takeover or reconstruction), for six months from the date of Vesting or, if earlier, the date six weeks after the date on which a notice to acquire Shares under section 429 of the Companies Act 1985 or any other equivalent local legislation is first served; and

17.6.4	in all other cases for six months from the date of Vesting of a Nil-Cost Option or for 10 years after the Award Date of a Market Value Option (or such shorter period as the Committee may specify on grant).

Where a Participant dies during an exercise period the Option will be exercisable for 12 months from the date of death. This rule 17.6 does not extend the exercise period of an Option which has Vested under rule 10.

17.7	Lapse of Options

An Option will lapse at the end of any exercise period specified in rule 17.6.

For the avoidance of doubt:

17.7.1	an Option can lapse under rule 9.1 even though it may have previously Vested;

17.7.2	in the event of any conflict, the provision of these rules (including any schedules) which results in the Option ceasing to be exercisable or lapsing earliest shall take precedence.

17.8	Manner of exercise

Options must be exercised by notice in writing or in a form specified by the Company and delivered to the Company or other duly appointed agent or by telephone or by other electronic means approved by the Company. The notice of exercise of the Option must be completed, signed (in manuscript or in any other form that may be specified by the Company) by the Participant or by his appointed agent, and must be accompanied by:

17.8.1	the relevant option certificate (if required by the Company); and

17.8.2	correct payment in full of the Option Price for the number of Shares being acquired or details of arrangements agreed between the Participant and the Company made for the payment of the Option Price for the number of Shares being acquired.

17.9	Issue or transfer of Shares after exercise

Subject to rule 12 and 18.5, Shares will be issued or transferred (from treasury or otherwise) to or to the order of the Participant within 30 calendar days of the date of receipt of payment of the Option Price and the documents required under rule 17.8.

However, if the issue or transfer is prevented by any Dealing Restrictions, the Shares will be issued or transferred as soon as is practicable following the lifting of the Dealing Restrictions.

17.10	Other ways of satisfying an Option (e.g. SARs)

The Grantor, subject to the approval of the Committee, may decide to satisfy an Option by:

17.10.1	paying (subject to rule 12 (Tax)) a cash amount which is equal to the amount by which the market value of the Shares in respect of which the Option is exercised, as at date of exercise, exceeds the Option Price; or

17.10.2	procuring the issue or transfer of Shares to the value of the cash amount specified above.

If the Committee does this, the Participant need not pay the Option Price or, if he has paid it, the Company will repay it to him.

The Grantor may determine that Awards will be satisfied in cash at the Award Date or at any time subsequently.

18	Special terms for Conditional Awards

18.1	Variations in share capital, demergers and special distributions

If there is:

18.1.1	a variation in the equity share capital of the Company, including a capitalisation, sub-division, consolidation or reduction of share capital; or

18.1.2	a rights issue; or

18.1.3	a demerger (in whatever form) or exempt distribution by virtue of Section 213 of the Income and Corporation Taxes Act 1988; or

18.1.4	a special dividend or distribution;

The Committee may:

18.1.5	adjust the number of type of shares or securities comprised in a Conditional Award; and/or

18.1.6	change of identity of the company or companies whose shares are subject to the Option.

This may include retrospective adjustments.

18.2	Voting and dividends

A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to a Conditional Award until the Shares are issued or transferred to the Participant.

18.3	Dividend equivalent

A Conditional Award may include the right (subject to rule 12 (Tax)) to receive cash or Shares (as determined by the Grantor) equal in value to the amount per Share of any dividend the record date for which falls between the Award Date and the date of Vesting and multiplied by the number of Shares subject to the Conditional Award. These payments may be made:

18.3.1	to the extent only and as soon as practicable after the Conditional Award Vests; or

18.3.2	as soon as practicable after the relevant dividend is paid.

Unless otherwise specified at the Award Date, the amount paid will be calculated on the basis of the amount paid to an individual shareholder who is resident and domiciled in the UK for all tax purposes.

18.4	Consequences of Vesting for Conditional Awards

Subject to rules 12, 18.5 and 18.6, Shares will be issued or transferred (from treasury or otherwise) to or to the order of the Participant within 30 calendar days of the date of Vesting of a Conditional Award.

However, if the issue or transfer is prevented by any Dealing Restrictions, the Shares will be issued or transferred as soon as is practicable following the lifting of the Dealing Restrictions.

18.5	Cash alternative

The Grantor, subject to the approval of the Committee, may decide to satisfy a Conditional Award by paying (subject to rule 12 (Tax)) a cash amount equal to the market value of the Shares subject to the Conditional Award.

18.6	Sale of Shares on Vesting of all-employee Awards

Unless the Committee decides otherwise, and subject to rule 9.3, on the Vesting of an Award made on an all-employee basis (as defined in rule 7.4.2), the Participant will, subject to 12.1, be given the choice to either sell all of the Shares to which he is entitled, or to have all such Shares issued or transferred to him. If the Participant does not register his choice in the manner prescribed by the Committee, the Shares to which he is entitled will be sold on his behalf and the proceeds remitted to the Participant as soon as practicable after the Vesting Date.

19	Special provisions for Directors

This rule 19 applies, notwithstanding anything else in the rules or any schedule, to any Award made to a person who, on the Award Date, is a Director.

19.1	Performance Conditions for all Awards to Directors

Except where the Award was made on an all-employee basis (as defined in rule 7.4.2), the Grantor shall always make Vesting of an Award granted to a Director conditional on the satisfaction of one or more conditions linked to the performance of the Company as described in rule 4.1.

19.2	Individual limits for Directors

To ensure that there is strong linkage between pay and performance, the majority of the Directors total remuneration is delivered by performance linked incentive plans. Except where the Committee determines that exceptional circumstances apply in the case of a significant recruit the maximum Expected Value of all Awards made to a Director in any financial year shall not exceed 400% of base salary as at the Award Date.

Awards shall be excluded from the calculations under this rule 19.2 if they are made on an all-employee basis within the meaning of rule 7.4.2.

19.3	Vesting on leaving employment

Where a Director’s Award is to Vest because rule 9.2.1 (Termination of Employment in special circumstances) applies, the Award will only Vest to the extent that the Performance Condition is satisfied on the date of Termination of Employment (as described in rule 9.2.4) and will lapse as to the balance.

For the avoidance of doubt:

19.3.1	the number of Shares in respect of which the Award Vests will also be reduced in accordance with rule 9.2.3; and

19.3.2	the Committee may determine that the Award will not Vest but will continue in effect in accordance with rule 9.2.6.

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Schedule 1

United Kingdom – Tax-Favoured Options

The Grantor may designate any Market Value Option (which is not capable of satisfaction as a SAR or in cash) as an Approved Option. If it does, the provisions of the rules relating the Market Value Options will apply to the Approved Option, subject to this Schedule. No other types of Awards may be designated as Approved Options under this Schedule.

The terms of Approved Options have been approved by HMRC under Schedule 4 of ITEPA under reference number X23006/EJM.

1	Eligibility to be granted Approved Options

Approved Options may only be granted to an employee of:

1.1	the Company;

1.2	Subsidiary;

1.3	any jointly-owned company (within the meaning of paragraph 34 ITEPA) designated by the Committee; or

1.4	any other entity designated by the Committee and agreed by HMRC,

and cannot be granted to anybody who is:

1.5	excluded from participation because of paragraph 9 of ITEPA (material interest provisions); or

1.6	a director who is required to work less than 25 hours a week (excluding meal breaks) for the Company.

2	Shares subject to an Approved Option

The Shares subject to an Approved Option must satisfy paragraphs 16 to 20 of ITEPA. If they cease to satisfy paragraphs 16 to 20 of ITEPA and the Committee notify HMRC that they wish the terms of Approved Options to be disapproved, the definition of the Option will continue in effect but the Option will cease to be an Approved Option and will be treated, for the purposes of the rules, as a Market Value Option.

3	Individual limit on Approved Options

The Committee must not grant an Approved Option to an Eligible Employee which would cause the aggregate market value of:

3.1	the Shares subject to that Approved Option; and

3.2	the Shares which he may acquire on exercising other Approved Options; and

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3.3	the shares which he may acquire on exercising his options under any other HMRC approved discretionary scheme established by the Company or by any of its associated companies (as defined in paragraph 35 of ITEPA)

to exceed the amount permitted under paragraph 6(1) of ITEPA (currently £30,000). For the purposes of this paragraph, market value is calculated as at the date of grant of the options as described in the relevant plan rules.

If the Committee tries to grant an Approved Option which is inconsistent with this paragraph 3, the Approved Option will be limited and will take effect from the Award Date on a basis consistent with that rule.

4	Transferring Approved Options

An Approved Option cannot be transferred, assigned or otherwise disposed of, except on the transmission of the Approved Option on the death of a Participant to his personal representatives.

5	Variations in share capital, demergers and special distributions

5.1	Adjustments may not be made to Approved Options under rule 17.2 where there is a demerger (in whatever form), an exempt distribution by virtue of Section 213 of the Income and Corporation Taxes Act 1988 or a special dividend or distribution.

5.2	The Committee cannot treat an Approved Option as being over shares in any other company under rule 17.2.

5.3	No adjustment of Approved Options may be made under rule 17.2 without the prior approval of HMRC.

6	Restrictions on exercise of an Approved Option

A Participant may not exercise an Approved Option while he is excluded from being granted an Approved Option under paragraph 9 of ITEPA (material interest provisions).

7	Specified Age and redundancy

For the purposes of paragraph 35A of ITEPA, the specified age is 55 and redundancy, for the purposes of rule 9.2.1(i), has the meaning given to that term by the Employment Rights Act 1996.

8	Death

If the Participant dies (irrespective of the death occurring during an exercise period), the Approved Option may be exercised by his personal representatives within 12 months after his death, after which it will lapse.

9	Discretion on Vesting, exercise and lapse of Approved Options

9.1	The Committee may extend the period during which an Approved Option may be exercised where it has Vested as a result of the Participant ceasing to be an employee (see rule 9) up to 42 months from the Award Date.

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9.2	If the Committee exercise any discretion under rules 4.1.2, 4.1.3, 9 or 10 in relation to an Approved Option or under paragraph 9.1 above, they must do so fairly and reasonably. The words “That decision need not be made on objective grounds” in rule 4.1.2 do not apply in relation to Approved Options.

9.3	The following replaces rule 4.2.2 in relation to Approved Options:

In exceptional circumstances, the Grantor, with the approval of the Committee, may amend or waive these conditions if anything happens which causes the Committee fairly and reasonably to consider it appropriate.

9.4	Rule 17.7.2 does not apply in relation to Approved Options.

9.5	Rules 9.3 and 18.6 do not apply in relation to Approved Options.

10	Exchange of Approved Options

10.1	If HMRC approval of the terms of Approved Options is to be maintained, Approved Options can only be exchanged, as described in rule 11, if the Acquiring Company:

10.1.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have Control of the Company; or

(ii)	all the Shares (or all those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

10.1.2	obtains Control of the Company under a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985 or other local sanction procedure which the HMRC agrees is equivalent; or

10.1.3	becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985 or other local legislation which HMRC agrees is equivalent.

10.2	Approved Options must be exchanged within the period referred to in paragraph 26(2) of ITEPA and with the agreement of the company offering the exchange.

10.3	The new Award will be in respect of shares which satisfy the conditions of paragraph 27(4) of ITEPA, in a body corporate falling within paragraph 16(b) or (c) of ITEPA).

11	Takeovers and Restructurings

11.1	Rules 10.1.3(ii) and 10.2.3(ii) do not apply.

11.2	The words “subject to any other conditions the Committee may decide to impose” in rule 10.3.1 do not apply in relation to Approved Options.

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12	Cash alternative

Rule 17.10 does not apply in relation to Approved Options.

13	Changing the terms of Approved Options

13.1	The Committee need not obtain the approval of the Company in general meeting for any minor changes which are necessary or desirable in order to obtain or maintain HMRC approval for the terms of Approved Options under ITEPA any other enactment.

13.2	If HMRC approval of the terms of Approved Options is to be maintained, any change to the Plan under rule 14 which requires HMRC approval and which is made after it has been approved under ITEPA will only have effect when it is approved by HMRC.

14	Withholding of tax

The words “or a reduction in number of shares to which the Participant would otherwise be entitled” in rule 12.1 do not apply in relation to Approved Options.

15	Dividend equivalent

Rule 17.4 does not apply in relation to Approved Options.

16	Terms of employment

The following replaces rule 13.4 in relation to Approved Options:

16.1	For the purposes of this Rule, “Employee” means any employee of a Member of the Group.

16.2	This rule applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

16.3	Nothing in the Rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

16.4	No employee has a right to participate in the Plan. Participation in the Plan or the grant of Options on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Options on the same basis, or at all, in any future year.

16.5	The terms of the Plan do not entitle the Employee to the exercise of any discretion in his favour.

16.6	The Employee will have no claim or right of action in respect of any decision, omission or discretion, not relating to a subsisting option, which may operate to the disadvantage of the Employee even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and his employer.

16.7	The Employee will have no claim or right of action in respect of any decision, omission or discretion relating to a subsisting option which may operate to the disadvantage of the Employee.

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16.8	No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

16.8.1	any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

16.8.2	any exercise of a discretion or a decision taken in relation to an Option or to the Plan, or any failure to exercise a discretion or take a decision;

16.8.3	the operation, suspension, termination or amendment of the Plan.

16.9	Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Rules, including this Rule. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to exercise an Option subject to and in accordance with the express terms of the rules and the Performance Condition, in consideration for, and as a condition of, the grant of an Option under the Plan.

16.10	Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist

Italy

Schedule 2

Option Price for Options granted to Italian employees4

The Option Price for a Market Value Option granted to any employee who may be subject to tax in Italy may, if the Committee so decides, be the average closing middle market quotation of a Share (as derived from the Official List of the London Stock Exchange) over the 30 calendar days preceding and including the Award Date or such other price determined by the Directors so as to ensure that such employee does not suffer a tax disadvantage.

[4]

For the avoidance of doubt, the Option Price for Options granted to Italian employees will not be lower than the Option Price calculated in accordance with Rule 17.1.2. The price produced by using the formula set out in this Schedule 2 will only be used as the Option Price if it produces a higher price than that produced under Rule 17.1.2.

United States

Schedule 3

Special provisions for US employees

1	Awards are intended not to constitute “non-qualified deferred compensation” within the meaning of Section 409A of the US Internal Revenue Code of 1986, as amended (the “Code”).

2	However, notwithstanding anything to the contrary in the Plan or the grant of any Award, if and to the extent the Committee shall determine that the terms of the grant, substitution or exercise of any Award may result in the failure of the such Award to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the US Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action, in its sole discretion, to amend, modify, cancel or terminate the Plan or any grant of any Award as it deems necessary or advisable either for the Awards to be exempt from the application of Section 409A of the Code or to satisfy the requirements of Section 409A of the Code, including adding conditions with respect to the Vesting of the Awards, irrespective of the adverse affect of such action on and without the consent of any Participant.

3	The following rules shall not apply to any Award if the Committee determines that the application of those rules would or could cause the Award to become subject to Section 409A of the Code:

3.1	rule 17.1.2(i) (which relates to the Option Price); and

3.2	rule 17.10.1 (which allows for an Option to be cashed out).

4	If the disposition of Shares acquired pursuant to any Award is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act of 1933, and the Committee may require any person receiving Shares pursuant to an Award, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act of 1933 or if there is an available exemption for such disposition.

5	Notwithstanding anything else in the Plan, the Company shall not be required to take any action which it, in its discretion, considers could reasonably be deemed to result in a violation of Section 13(k) of the US Securities Exchange Act of 1934, as amended.

United States – tax-favoured options

Schedule 4

United States – Tax-favoured options

The Grantor may, on the Award Date, designate any Market Value Option as an Incentive Stock Option within the meaning of Section 422 of the Code (an “ISO”). If it does so, the provisions of the rules relating the Market Value Options will apply to the ISO, subject to this Schedule.

1	Definitions

“Code” means the United States of America Internal Revenue Code of 1986, as amended;

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months;

“Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 per cent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

2	Eligibility to be granted ISOs

An ISO may only be granted to an Eligible Employee who is an employee of the Company or a Subsidiary Corporation.

3	Exercise period for ISOs

Notwithstanding anything in the rules, an ISO will lapse, at the latest, 10 years (or five years, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners)) after the Award Date.

4	Individual Limit on ISOs

To the extent that the aggregate Market Value (determined as of the Award Date) of the Shares subject to ISOs held by any Participant which first Vest during any calendar year under the Plan (or any of the stock option plan required to be taken into account under Section 422(d) of the Code) exceeds US$100,000, the portion of such grant that exceeds US$100,000 shall not be an ISO but shall continue in effect as a Market Value Option governed by the rules, not including this Schedule.

5	Option Price for an ISO

The Option Price of an ISO will not be less than 100% (or 110%, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners)) of the Market Value of a Share on the date the ISO is granted.

United States – tax-favoured options

6	Overall limit on number of ISOs

The aggregate number of Shares subject to ISOs will not exceed the lower of the limits set out in rule 7 and 63,000,000 Shares. The Committee may make such adjustments as it sees fit to this limit to take account of any transaction described in rules 10.3, 16.6, 17.2 or 18.1 (which deal with demergers, rights issues and variations in capital).

7	Transferring ISOs

An ISO may not be transferred, assigned or otherwise disposed of other than by will or the laws of descent and distribution and, during the lifetime of such individual, must not be exercisable by any other person.

8	Holding requirement

If a Participant disposes of Shares acquired upon exercise of an ISO in a “disqualifying disposition” within the meaning of Section 422 of the Code less than:

8.1	two years after the Award Date of the ISO; or

8.2	one year from the issue or transfer of Shares to the Participant on exercise,

or in any other disqualifying disposition within the meaning of Section 422 of the Code, the Participant shall notify the Company in writing as soon as practicable of the date and terms of such disposition. Rule 12 (Tax) will apply to any resulting federal, state or local tax or social security contributions.

9	Disability

A Participant’s ISO will lapse 12 months after the Participant’s Termination of Employment by reason of his Disability.

10	Governing law

English law governs the ISOs and their construction but ISOs will be construed in accordance with the provisions of Section 422 of the Code so as to preserve their status as Incentive Stock Options.

11	Failure to comply with the Code in relation to an ISO

To the extent that an ISO fails to meet any of the requirements of Section 422 of the Code, it shall cease to be an ISO but shall, from the date of the failure, continue in effect as a Market Value Option governed by the rules, not including this Schedule.